UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 09, 2026

CABALETTA BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39103	82-1685768
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 Arch Street Suite 600
Philadelphia, Pennsylvania		19104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (267) 759-3100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CABA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 9, 2026, Cabaletta Bio, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As further described in Item 5.07 to this Current Report on Form 8-K, at the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 600,000,000. On June 9, 2026, the Company filed a Certificate of Amendment to the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware and the Certificate of Amendment became effective on filing. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 9, 2026, the Company held its Annual Meeting. As of April 20, 2026, the record date for the Annual Meeting, there were 111,324,796 outstanding shares of the Company’s voting common stock, par value $0.00001 per share (the “Common Stock”). As set forth in the Supplement to the Proxy Statement, dated June 1, 2026 (the “Supplement”), on May 31, 2026, the Board of Directors withdrew Proposal 3 from stockholder consideration at the Annual Meeting. The Company’s stockholders voted on the following matters, which are described in detail in the Company’s definitive proxy statement on Schedule 14A filed on April 28, 2026 (the “Proxy Statement”), as supplemented by the Supplement: (i) to elect two directors, Scott Brun, M.D. and Shawn Tomasello, MBA, as Class I directors of the Company, each to serve for a three-year term expiring at the Company’s 2029 annual meeting of stockholders and until their successor has been duly elected and qualified, subject to their earlier death, resignation or removal (“Proposal 1”), (ii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal 2”), (iii) to approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 600,000,000 (the “Charter Amendment Proposal”) (“Proposal 4”), (iv) to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (“Proposal 5”), and (v) to approve a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Charter Amendment Proposal (“Proposal 6”).

The Company’s stockholders approved the Class I director nominees, Scott Brun, M.D. and Shawn Tomasello, MBA, recommended for election in Proposal 1 at the Annual Meeting. The votes cast at the Annual Meeting were as follows:

	For	Withheld	Broker Non-Votes
Scott Brun, M.D.	39,537,359	14,048,767	28,730,239
Shawn Tomasello, MBA	28,606,240	24,979,886	28,730,239

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, recommended for ratification in Proposal 2 at the Annual Meeting. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
82,076,950	198,605	40,810	0

As set forth in the Supplement, the Board of Directors withdrew Proposal 3, the Plan Amendment Proposal, from stockholder consideration at the Annual Meeting. Accordingly, proxy cards or voting instructions received with direction on Proposal 3 were not voted on Proposal 3.

The Company’s stockholders approved the amendment to the Company's Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 to 600,000,000, recommended for approval as Proposal 4 at the Annual Meeting. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
80,398,225	1,803,500	114,640	0

The Company's stockholders approved, by non-binding advisory vote, the compensation of the Company's named executive officers in Proposal 5. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
27,490,145	26,048,082	47,899	28,730,239

Although Proposal 6 was deemed not necessary because there was a quorum present and there were sufficient proxies at the time of the Annual Meeting to approve the Charter Amendment Proposal, it was approved by the requisite vote as follows:

For	Against	Abstain	Broker Non-Votes
48,403,739	33,841,505	71,121	0

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABALETTA BIO, INC.

Date: June 9, 2026	By:	/s/ Steven Nichtberger
Steven Nichtberger, M.D.
President and Chief Executive Officer